Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Neil Berkman, Investor Relations, 310-826-5051, nberkman@berkmanassociates.com

Larry Gerdes, Chief Executive Officer, 678-808-0600, larry.gerdes@trcr.com

Lance Cornell, Chief Financial Officer, 678-808-0600, lance.cornell@trcr.com

April 8, 2010

(BW) (TRANSCEND SERVICES, INC.) (TRCR)

Transcend Submits Bid to Acquire Spheris

Atlanta, Georgia. TRANSCEND SERVICES, INC. (NASDAQ: TRCR), the third largest provider of medical transcription services to the U.S. healthcare market, announced today that it has submitted a bid to acquire substantially all of the assets of Nashville, Tennessee-based Spheris, Inc. and the stock of its subsidiary for $78.25 million.

As a result of its inability to service its debt, Spheris filed for Chapter 11 bankruptcy protection on February 3, 2010, after entering into a “stalking horse” purchase agreement with MedQuist Inc. and CBay Inc. in a proposed sale under Section 363 of the United States Bankruptcy Code. The United States Bankruptcy Court for the District of Delaware established a bid process whereby interested parties, including Transcend, submitted qualified bids on April 8, 2010. All qualified bidders will be able to participate in an auction of substantially all of the assets of Spheris and the stock of its subsidiary on April 13, 2010. If Transcend is the successful bidder in the auction, it anticipates that the ensuing transaction will close by mid- to late-April.

A portion of the financing for the potential transaction is expected to come from a new four-year, $65 million senior secured credit facility. As required by the bid process, Transcend has obtained a commitment letter for the credit facility from its bank. Transcend expects other parties, including the stalking horse, to participate in the auction and the ultimate outcome is uncertain at this time.

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the electronic medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

For more information, visit http://www.transcendservices.com.

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent our expectations, anticipations or beliefs about future events, including the auction of substantially all of the assets of Spheris, Inc. and the stock of its subsidiary and the financing contemplated by the commitment letter. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, Transcend being the successful bidder in the auction of substantially all of the assets of Spheris, Inc. and the stock of its subsidiary, Transcend receiving the financing contemplated by the commitment letter, Transcend closing the Spheris transaction if it is the successful bidder in the auction and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission (“SEC”) from time to time. Our SEC filings are available from us and are also available at the SEC’s website at http://www.sec.gov. In addition, factors that we are not currently aware of could harm our future operating results. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this press release.